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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                August 29, 1995
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                                 Date of Report
                       (Date of earliest event reported)


                       CHAMPION INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    NEW YORK
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                 (State or other jurisdiction of incorporation)


          1-3053                                               13-1427390
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  (Commission File Number)                     (IRS Employer Identification No.)


               One Champion Plaza, Stamford, Connecticut    06921
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             (Address of principal executive offices)    (Zip Code)


                                 (203) 358-7000
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              (Registrant's telephone number, including area code)



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ITEM 5.  Other Events

(a)  Recent Financing

      On September 1, 1995, the Registrant completed the sale of $150,000,000 aggregate principal amount of its 7.10% Notes due September 1, 2005 (the "Notes") and $150,000,000 aggregate principal amount of its 7.75% Debentures due September 1, 2025 (the "Debentures"). Net proceeds of approximately $296,806,500 will be applied to the payment at maturity of a portion of the Company's commercial paper and notes payable to banks.

      The Notes and Debentures were issued under an Indenture dated as of May 1, 1992 between the Registrant and Chemical Bank, as trustee.


                                    EXHIBITS

1.1 Pricing Agreement, dated August 29, 1995, among the Registrant and Goldman, Sachs & Co. and Salomon Brothers Inc, the Underwriters named in Schedule I thereto, relating to the offer and sale of the Registrant's 7.10% Notes due September 1, 2005 and 7.75% Debentures due September 1, 2025

4.1        Form of Note for the Registrant's 7.10% Notes due September 1, 2005

4.2        Form of Debenture for the Registrant's 7.75% Debentures due
           September 1, 2025

12         Statement re computation of ratios of earnings to fixed charges





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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Champion International Corporation



                                     By:          /s/ Lawrence A. Fox
                                        -------------------------------------
                                              Lawrence A. Fox, Secretary

Dated: September 1, 1995







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